Exhibit 99.1

Summit Materials Announces Third Quarter 2014 Results

Denver, Colorado (November 6, 2014)—Summit Materials, LLC today announced results for the quarter ended September 27, 2014.

Notable items for the quarter include (all comparisons, unless noted, are with the prior year’s third quarter):

•	Revenue increased 25%.

•	Operating income and Adjusted EBITDA increased 26%.

•	Year-to-date operating margin increased 400 basis points.

•	Year-to-date aggregates, cement, ready-mixed concrete and asphalt volumes increased 35%, 2%, 123% and 9%, respectively.

•	Year-to-date aggregates, cement and ready-mixed concrete pricing improved 2%, 9% and 3%, respectively, while asphalt pricing decreased 1%.

Tom Hill, the President and CEO of Summit Materials, stated, “This quarter, we were able to achieve a $54.9 million increase in product revenue and a $78.5 million increase in total revenue compared to the third quarter of 2013. Our operating income and Adjusted EBITDA both improved 26%, while SG&A expenses fell to 9% of net sales, which is a 2% reduction from the third quarter of 2013. Our product pricing increased in many of our markets, most notably in Missouri and Kansas. We continue to focus on growing our materials and products sales and improving margins in our paving and other services. It is encouraging to see our organic aggregate volumes grow 7% year-to-date, reflecting an overall increase in market demand in our existing markets. In addition, this quarter we increased our presence in Texas with the acquisitions of Canyon Redi-Mix, Inc. in Midland/Odessa and Southwest Ready-Mix LLC in Houston, both ready-mixed concrete producers. For the first time, we have entered an international market by acquiring Mainland Sand & Gravel, an aggregates business serving the Vancouver metropolitan area.”

Third Quarter Regional Results

West Region Results – The West Region’s revenue increased 48% due to higher aggregates, ready-mixed concrete and asphalt volumes and improved aggregate pricing. The increase in volumes was driven primarily by the Alleyton, Troy Vines and Mainland acquisitions, contributing approximately $48.7 million of incremental revenue. Adjusted EBITDA in the West Region increased $19.9 million. This was primarily driven by improved margins and the volume increases.

Central Region Results – The Central Region’s revenue increased 10%, which was primarily through organic growth. Aggregates, cement and asphalt volumes improved and the region experienced pricing improvements across the majority of the product lines. Adjusted EBITDA remained relatively flat.

East Region Results – The East Region’s revenue and Adjusted EBITDA declined $1.2 million and $1.3 million, respectively. The decline was due to higher costs to clear land for additional mining and lower production output in aggregates.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of September 27, 2014, we had $6.7 million in cash and working capital of $134.7 million as compared to cash and working capital of $14.9 million and $85.4 million, respectively, at December 28, 2013. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolving credit facility (“Revolver”). As of September 27, 2014, our remaining borrowing capacity on our Revolver was $102.7 million, net of $23.3 million of outstanding letters of credit.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year. Our working capital requirements generally increase during the first half of the year as we build up inventory and focus on repair and maintenance and other set up costs for the upcoming season. Working capital levels then generally decrease toward the end of the year, which is when we generally see significant inflows of cash from the collection of receivables.

Free cash flow, a non-GAAP measure defined as net cash used for operating activities less net capital expenditures, was $65.5 million and $44.9 million in the nine months ended September 27, 2014 and September 28, 2013, respectively. We invested $10.6 million more in capital projects and generated $11.0 million less from operating activities in 2014 compared to 2013.

About Summit Materials

Summit Materials is a leading heavy-side construction materials company that supplies aggregates, cement, ready-mixed concrete and asphalt in more than 15 U.S. states and in western Canada. It was founded by CEO Tom Hill, The Blackstone Group and Silverhawk Capital Partners with the objective of building a geographically diverse, vertically integrated aggregates-based business of scale. To that end, Summit Materials has completed more than 30 acquisitions since 2009 focused around eleven operating platforms and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please contact us at info@summit-materials.com.

Conference Call Information

The Company will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Thursday, November 6, 2014. Interested parties may access this event at https://viavid.webcasts.com/starthere.jsp?ei=1046462.

For those investors without online web access, the conference call may be accessed at:

Domestic:	1-888-277-7112
International:	1-913-312-0397
Conference ID:	6705257

Non-GAAP Financial Measures

The rules of the Securities and Exchange Commission (the “SEC”) regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow, which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided Adjusted EBITDA and Pro Forma Adjusted EBITDA because we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Pro Forma Adjusted EBITDA is defined in our senior secured credit facilities and used to measure compliance with covenants, including interest coverage and debt incurrence, and is used to measure our debt incurrence and restricted payment capacity under the indenture governing our senior notes. Our use of the terms Adjusted EBITDA and Pro Forma Adjusted EBITDA may vary from the use of such terms by others and should not be considered as alternatives to net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Pro Forma Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA and Pro Forma Adjusted EBITDA are that these measures do not reflect: (i) changes in, or cash requirements for, our working capital needs; (ii) the significant interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iii) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally.

We define free cash flow as net cash provided by (used for) operating activities less net purchases of property, plant and equipment. It is a metric used by our senior management to assess the performance of our segments.

Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable U.S. GAAP financial measures and should be considered in conjunction with the U.S. GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of net income (loss) to Adjusted EBITDA and cash flows used for operations to free cash flow for the three and nine months ended September 27, 2014 and of net income (loss) to Pro Forma Adjusted EBITDA for the twelve months ended September 27, 2014 and December 28, 2013 are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC as such factors may be updated from time to time in our periodic filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands)

	September 27, 2014	December 28, 2013
	(unaudited)	(audited)
Assets
Current assets:
Cash	$6,729	$14,917
Accounts receivable, net	179,328	99,337
Costs and estimated earnings in excess of billings	26,542	10,767
Inventories	111,137	96,432
Other current assets	16,157	13,181

Total current assets	339,893	234,634
Property, plant and equipment, less accumulated depreciation, depletion and amortization (September 27, 2014 - $261,614 and December 28, 2013 - $212,382)	946,980	831,778
Goodwill	390,338	127,038
Intangible assets, less accumulated amortization (September 27, 2014 - $2,815 and December 28, 2013 - $2,193)	18,026	15,147
Other assets	51,255	39,197

Total assets	$1,746,492	$1,247,794

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$28,187	$30,220
Current portion of acquisition-related liabilities	20,571	10,635
Accounts payable	87,604	72,104
Accrued expenses	87,513	57,251
Billings in excess of costs and estimated earnings	9,533	9,263

Total current liabilities	233,408	179,473
Long-term debt	1,062,921	658,767
Acquisition-related liabilities	41,287	23,756
Other noncurrent liabilities	86,242	77,480

Total liabilities	1,423,858	939,476

Redeemable noncontrolling interest	31,820	24,767
Member’s interest:
Member’s equity	514,890	486,896
Accumulated deficit	(218,128)	(198,511)
Accumulated other comprehensive loss	(7,236)	(6,045)

Member’s interest	289,526	282,340
Noncontrolling interest	1,288	1,211

Total member’s interest	290,814	283,551

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,746,492	$1,247,794

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands)

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue:
Product	$265,031	$210,162	$594,800	$447,343
Service	129,728	106,101	275,345	230,591

Total revenue	394,759	316,263	870,145	677,934

Cost of revenue (excluding items shown separately below):
Product	184,573	145,605	429,576	327,536
Service	100,924	79,678	216,358	175,662

Total cost of revenue	285,497	225,283	645,934	503,198

General and administrative expenses	35,517	33,822	105,872	107,219
Depreciation, depletion, amortization and accretion	23,255	18,552	63,950	54,577
Transaction costs	2,741	711	7,737	3,175

Operating income	47,749	37,895	46,652	9,765
Other income, net	(1,408)	(1,151)	(2,299)	(988)
Loss on debt financings	—	—	—	3,115
Interest expense	22,085	14,531	62,555	42,380

Income (loss) from continuing operations before taxes	27,072	24,515	(13,604)	(34,742)
Income tax (benefit) expense	(1,038)	1,565	(2,498)	(1,782)

Income (loss) from continuing operations	28,110	22,950	(11,106)	(32,960)
(Income) loss from discontinued operations	(7)	160	(356)	257

Net income (loss)	28,117	22,790	(10,750)	(33,217)
Net income attributable to noncontrolling interest	1,243	2,623	674	1,105

Net income (loss) attributable to member of Summit Materials, LLC	$26,874	$20,167	$(11,424)	$(34,322)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands)

	Nine months ended
	September 27, 2014	September 28, 2013
Cash flow from operating activities:
Net loss	$(10,750)	$(33,217)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, amortization and accretion	67,972	56,825
Financing fee amortization	495	2,450
Share-based compensation expense	1,746	1,743
Deferred income tax benefit	(525)	(2,685)
Net (gain) loss on asset disposals	(219)	7,709
Loss on debt financings	—	2,989
Other	(463)	(79)
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable, net	(54,463)	(18,797)
Inventories	(3,843)	700
Costs and estimated earnings in excess of billings	(15,009)	(21,836)
Other current assets	(3,910)	(1,046)
Other assets	(675)	(800)
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	9,433	10,919
Accrued expenses	2,578	(1,020)
Billings in excess of costs and estimated earnings	270	(2,421)
Other liabilities	(3,473)	(1,311)

Net cash (used in) provided by operating activities	(10,836)	123

Cash flow from investing activities:
Acquisitions, net of cash acquired	(351,941)	(60,913)
Purchases of property, plant and equipment	(64,244)	(53,659)
Proceeds from the sale of property, plant and equipment	9,575	8,642
Other	757	—

Net cash used for investing activities	(405,853)	(105,930)

Cash flow from financing activities:
Proceeds from investment by member	24,350	—
Proceeds from debt issuances	657,217	217,681
Payments on long-term debt	(258,337)	(111,884)
Payments on acquisition-related liabilities	(5,807)	(4,923)
Financing costs	(8,834)	(3,291)
Other	(88)	—

Net cash provided by financing activities	408,501	97,583

Net decrease in cash	(8,188)	(8,224)
Cash – beginning of period	14,917	27,431

Cash – end of period	$6,729	$19,207

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

($ in thousands)

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue by product:*
Aggregates	$68,997	$51,454	$160,362	$119,757
Cement	32,729	28,245	66,116	59,160
Ready-mixed concrete	75,429	36,035	189,198	82,447
Asphalt	104,862	87,277	203,944	162,485
Paving and related services	191,049	171,399	390,469	343,346
Other	(78,307)	(58,147)	(139,944)	(89,261)

Total revenue	$394,759	$316,263	$870,145	$677,934

*	Revenue by product includes intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other.

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue:
West region	$211,302	$142,921	$478,432	$322,640
Central region	126,882	115,527	283,541	244,207
East region	56,575	57,815	108,172	111,087

Total revenue	$394,759	$316,263	$870,145	$677,934

	Nine months ended
	Volume in 2014 Compared to 2013	Pricing in 2014 Compared to 2013
Aggregate	35%	2%
Cement	2%	9%
Ready-mixed concrete	123%	3%
Asphalt	9%	(1%)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The tables below reconcile our net income (loss) to Adjusted EBITDA and present Adjusted EBITDA by segment for the three and nine months ended September 27, 2014 and September 28, 2013.

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$28,117	$22,790	$(10,750)	$(33,217)
Income tax (benefit) expense	(1,038)	1,565	(2,498)	(1,782)
Interest expense	22,085	14,531	62,555	42,380
Depreciation, depletion and amortization	23,032	18,367	63,302	54,040
Accretion	223	185	648	537
(Income) loss from discontinued operations	(7)	160	(356)	257

Adjusted EBITDA	$72,412	$57,598	$112,901	$62,215

Adjusted EBITDA by Segment
West	$39,105	$19,175	$71,646	$19,260
Central	30,820	30,710	59,220	49,892
East	11,868	13,167	10,462	10,790
Corporate(1)	(9,381)	(5,454)	(28,427)	(17,727)

Adjusted EBITDA	$72,412	$57,598	$112,901	$62,215

(1)	The decrease in Corporate EBITDA in the three and nine months ended September 27, 2014, is due to a $0.9 million and $3.4 million, respectively, increase in transaction fees from the increase in 2014 acquisitions, a $1.0 million and $3.3 million, respectively, increase in monitoring fees paid to our indirect investors, which are based on a percentage of earnings and were allocated as a regional expense in 2013 and an increase in labor costs from the infrastructure development in the prior year.

The following table reconciles net cash used for operating activities to free cash flow for the three and nine months ended September 27, 2014 and September 28, 2013.

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net income (loss)	$28,117	$22,790	$(10,750)	$(33,217)
Non- cash items	24,144	22,456	69,006	68,952

Net income adjusted for non-cash items	52,261	45,246	58,256	35,735
Change in working capital accounts	(17,217)	2,637	(69,092)	(35,612)

Net cash provided by (used for) operating activities	35,044	47,883	(10,836)	123
Capital expenditures, net of asset sales	(11,394)	(11,575)	(54,669)	(45,017)

Free cash flow	$23,650	$36,308	$(65,505)	$(44,894)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The following table presents a reconciliation of net loss to Pro Forma Adjusted EBITDA for the twelve months ended September 27, 2014 and December 28, 2013.

	Twelve months ended September 27, 2014	Twelve months ended December 28, 2013
Net loss	$(81,212)	$(103,679)
Interest expense	76,623	56,443
Income tax expense	(3,363)	(2,647)
Depreciation, depletion, amortization and accretion expense	82,305	72,934

EBITDA	$74,353	$23,051

EBITDA for certain acquisitions	31,418	(1,596)
Discontinued operations	429	678
Transaction expenses	8,552	3,990
Monitoring fees and expenses	3,908	2,620
Strategic fees and initiatives	1,487	3,887
Goodwill impairment	68,202	68,202
Non-cash compensation	2,319	2,315
Deferred financing fees written off at re-financing	—	3,115
Loss on disposal and impairment of fixed assets	4,677	12,419
Severance and relocation costs	1,461	2,755
Other	(433)	7,015

Pro Forma Adjusted EBITDA	$196,373	$128,451

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Credit Statistics

($ in millions)

The following is a summary of our credit statistics as of and for the twelve months ended September 27, 2014 and December 28, 2013:

	September 27, 2014		December 28, 2013
Cash	$6.7		$14.9

Debt
Revolving credit facility ($150M capacity)	$24.0		$26.0
Senior secured term loan	416.7		419.9
Capital leases	28.4		8.0
Other debt	0.4		1.6

Total senior secured debt	$469.5		$455.5
10.5% senior notes	625.0		250.0
Acquisition related liabilities	61.9		34.4

Total debt	$1,156.4		$739.9
Leverage Ratio Calculations
Senior secured net debt	$462.7		$440.6
Total net debt	$1,149.6		$725.0
Pro Forma Adjusted EBITDA	$196.4		$128.5
Senior Secured Net Leverage	2.36	x	3.43	x
Covenant Senior Secured Net Leverage Limit	4.50	x	4.75	x
Total Net Leverage	5.85	x	5.64	x

Contact:	info@summit-materials.com
303-893-0012